LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Eifion Jones, the Company's Chief Financial Officer, and Susan M. Canning, the Company's Chief Legal Officer and Corporate Secretary, and solely for the limited purpose set forth in paragraph 4 below, duly authorized members of the Corporate Secretary's staff, each of them individually, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as officer and/or director of Hayward Holdings, Inc. (the "Company"), Forms 3, 4, or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable, and to complete and execute any requests, forms or documents, including without limitation completing, executing and submitting updates to the undersigned's EDGAR access codes, discussing the undersigned's EDGAR access codes with the SEC, acting as account administrators to access and manage the undersigned's EDGAR Next account dashboard, delegating the authority to file any forms required pursuant to Section 16(a) to lawfully authorize users, delegated users, and delegated administrators on EDGAR Next, and timely submit or file such documents with the SEC, in connection with the maintenance of the undersigned's EDGAR access codes; and

(5) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that no foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each foregoing attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of September, 2026.

Jared Arrowood

NOTARIAL ACKNOWLEDGMENT

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

I, Jessica S Johnson a Notary Public for said County and State, certify that Jared Arrowood personally appeared before me this day and acknowledged that he executed the foregoing Limited Power of Attorney dated September 17, 2026, and that the signature thereon is his act and deed.

Witness my hand and official seal this 6th day of October, 2026.

Jessica S. Johnson
Notary Public

Printed Name: Jessica S. Johnson

My Commission Expires: 5/11/27

(Seal)

JESSICA S. JOHNSON
NOTARY PUBLIC
My Commission Expires May 11, 2027
UNION COUNTY, NC